UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 3, 2005

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin		54755
(Address of principal executive offices)		(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On May 3, 2005, Marten Transport, Ltd.’s (the “Company’s”) Compensation Committee approved a 3% increase to the base salary, retroactive to April 1, 2005, for the Company’s “named executive officers” (defined in Regulation S-K Item 402(a)(3)), except for Randolph L. Marten, the Company’s Chairman, President and Chief Executive Officer, and Darrell D. Rubel, the Company’s Executive Vice President, Chief Financial Officer and Treasurer.  Effective April 1, 2005, the named executive officers are scheduled to receive the following annual base salaries in their current positions:

Name and Current Position	Base Salary

Randolph L. Marten
(Chairman, President and Chief Executive Officer)	$400,000

Darrell D. Rubel
(Executive Vice President, Chief Financial Officer and Treasurer)	$192,000

Robert G. Smith
(Chief Operating Officer)	$201,594

Timothy P. Nash
(Executive Vice President of Sales and Marketing)	$201,594

All other executive officers of the Company also received a 3% increase to their base salary, retroactive to April 1, 2005.

On May 3, 2005, the Compensation Committee also approved the following arrangement regarding use of the Company’s corporate aircraft by the Company’s executive officers.  If any executive officer uses the Company’s corporate aircraft for combined business/personal use under applicable IRS regulations, the Company will include in the executive officer’s taxable income the sum of the value of such personnel use in accordance with IRS regulations and the related income taxes on such value, which are paid by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: May 9, 2005	By	/s/ Franklin J. Foster
Franklin J. Foster
Its: Vice President of Finance